UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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 FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 7, 2026
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Perrigo Company plc

(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74
+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
4.900% Notes due 2030	PRGO30	New York Stock Exchange
6.125% Notes due 2032	PRGO32A	New York Stock Exchange
5.375% Notes due 2032	PRGO32B	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on June 7, 2026, the Board appointed Albert A. Manzone as the Company’s Interim President and Chief Executive Officer. This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Perrigo Company plc (the “Company”) on June 8, 2026 (the “Original Form 8-K”), which disclosed, among other things, Mr. Manzone’s appointment. At the time of the filing of the Original Form 8-K, the compensatory arrangements relating to Mr. Manzone’s service as Interim President and Chief Executive Officer had not been definitively determined.

On July 3, 2026 the Company entered into an employment agreement with Mr. Manzone to be effective on such date, pursuant to which he is employed as Interim President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement has a fixed term of June 7, 2026 to December 31, 2026 (the “Fixed Term”), provided that, if a new President and CEO is not appointed by the Board by the end of the Fixed Term, the Company may continue Mr. Manzone’s employment on a month-to-month basis for up to 90 additional days at the same rate of pay until the date on which a new Chief Executive Officer is appointed (the “Potential Extended Fixed-Term”). The Employment Agreement provides that Mr. Manzone will be entitled to an annual base salary of $1,270,000 and, subject to performance of metrics approved by the board of directors, a one-time cash bonus of $250,000 on the expiry of the Fixed Term or termination of employment in connection with a change of control. Mr. Manzone will also receive a one-time special restricted stock unit equity grant with a grant-date fair value of $2,500,000 under the terms of the Perrigo Company plc 2026 Long-Term Incentive Plan, which will vest upon the earlier of (x) one year, (y) hiring of a permanent CEO or (z) termination of employment in connection with a change of control (as defined in the Perrigo Company plc 2026 Long-Term Incentive Plan). In the event a new Chief Executive Officer is appointed prior to the end of the Fixed Term, Mr. Manzone will receive full base salary and benefits for the Fixed Term and an alternative role for the remainder of all the Fixed Term; in the event a new Chief Executive Officer is appointed during the Potential Extended Fixed Term, Mr. Manzone will be entitled to salary and benefits to the actual termination date.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, effective July 3, 2026, by and between Perrigo Pharma International D.A.C. and Albert Manzone.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Charles Atkinson
Dated:	July 6, 2026		Charles Atkinson
General Counsel & Company Secretary